UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported): April 21, 2015

                          CREATIVE LEARNING CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                         000-52883               20-445603
-----------------------------     ----------------------     -------------------
(State or other jurisdiction      (Commission File Number)      (IRS Employer
of incorporation or organization)                            Identification No.)

                 701 Market, Suite 113, St. Augustine, FL 32095
                 ----------------------------------------------
               (Address of principal executive offices) (Zip Code)

            Registrant's telephone number, including area code : (904) 824-3133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On April 2, 2015 Creative Learning Corporation (the "Company") appointed Joseph J. Marucci and Charles (Chuck) Grant to be directors of the Company.

      Mr. Marucci (age 65) has been an independent consultant to both public and private companies since 2010. Between 1972 and 1985, Mr. Marucci was employed by PricewaterhouseCoopers. From 1985 to 2010, Mr. Marucci was a partner serving as:

     o U.S. firm wide Accounting Consultant Partner, New York, New York - 1985 to 1986;

     o    Managing Partner, Princeton, New Jersey Office - 1986 to 1994;

     o    Mergers and Acquisitions Practice Partner - 1994 to 2003;

     o    Managing Partner, Jersey City, New Jersey Office - 2005 to 2010; and

     o Partner responsible for independence function for PwC (US) and member of a global leadership team which had oversight responsibilities for PwC's global independence and compliance policies - 2005 to 2010.

      Mr. Marucci received his diploma from the University of Pennsylvania, Wharton School of Business.

      Mr. Grant (age 64) has been a partner in CKG Partners, an independent consulting and investment firm providing services to both public and private companies, since 2013. From 2002 until 2013 Mr. Grant was the President and Chief Executive Officer of SP Industries, a private equity backed designer, manufacturer, and marketer of laboratory, research and process equipment, glassware, precision glass components, and configured-to-order manufacturing equipment. From 2002 to 2011 he was also Chairman of SP Industries' Board of Directors. Mr. Grant has also been:

     o Chairman of the Board of Directors of O'Currance Teleservices in Salt Lake City, Utah (2006 to 2011);

     o Managing Partner, GK West, LLC, a fine dining restaurant in New York City, (2006 to 2009);

     o General Partner of Riverlake Partners, a private equity fund, (2002 to 2011);

     o Chairman of the Board of Directors of Stock Equipment Company, (2002 to 2006);

     o Segment President for SPX Corporation, a $5 billion Fortune 500 multi-industry company with segments which include industrial services, technology, communications flow technology and service solutions (1993 to 2002);

     o    Executive Vice  President of Continuum  Workflow  Technology  (1992 to
          1993);

     o    President of Photon Technology International (1988 to 1992);

     o Vice President of Finance and Administration and Chief Financial Officer, Capital Cities/ABC (1987 to 1988);

     o    Group Controller for Becton Dickinson (1978 to 1987); and

     o    Price Waterhouse (1973 to 1978).

      Mr. Grant has extensive experience with multi-industry start-ups and restructuring, as well as experience in China, India, Asia, and Europe. Areas of particular experience include mergers and acquisitions, strategic leadership, and financing and banking relationships.

      Mr. Grant received his MBA in Finance from Columbia University and a BS/BA in accounting from Northeastern University, Boston Massachusetts. Mr. Grant is a certified public accountant licensed in Connecticut and New Jersey.

      The Company has agreed to compensate Mr. Marucci and Mr. Grant $1,000 for each in-person board or committee meeting they attend and $500 for each telephonic board or committee meeting. If they are required to travel to attend board or committee meetings, the Company has agreed to reimburse Mr. Marucci and Mr. Grant for their reasonable travel expenses.

      The Board of Directors has determined that Mr. Marucci and Mr. Grant are independent directors as that term is defined in Section 803A of the NYSE MKT Company Guide.

Formation of Audit Committee

      On April 21, 2015, the Company's Board of Directors formed an audit committee and appointed Mr. Marucci and Mr. Grant, as well as Dan O'Donnell (a director of the Company and the Company's Vice President of Operations since July 2010), as members of the Audit Committee.

      Mr. Marucci and Mr. Grant are the Audit Committee's financial experts.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 23, 2015.                  CREATIVE LEARNING CORPORATION



                                       By: /s/ Brian Pappas
                                          ---------------------------------
                                          Brian Pappas, Chief Executive Officer